UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2013

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On June 20, 2013, the shareholders of Best Buy Co., Inc. ("Best Buy" or the "registrant") voted at the registrant's Regular Meeting of Shareholders to approve amendments to Article III, Section 1 of the registrant's Amended and Restated By-Laws (the “By-laws”), effective June 20, 2013, to remove references to division and election of the directors by class, thereby implementing declassification of the Board of Directors (the "Board"). In the future, directors will stand for re-election by shareholders for one-year terms, beginning with those directors whose terms expire in 2014. Class 2 Directors elected at the 2013 Regular Meeting of Shareholders will serve out their term of two years under the previous version of the By-laws and will stand for re-election for a one-year term beginning in 2015.

Following the registrant's Regular Meeting of Shareholders held on June 20, 2013, the Board also approved amendments to Article II, Section 9 of the By-laws to remove special notice requirements in place solely for purposes of the 2013 Regular Meeting of Shareholders, and added a provision in Article III, Section 5 to provide for removal of directors for cause by a vote of the majority of the remaining directors, or as otherwise permitted by Minnesota statute.

A copy of the registrant's Amended and Restated By-Laws, amended as of June 20, 2013, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(c) On June 20, 2013, Best Buy held its annual Regular Meeting of Shareholders. At the close of business on April 22, 2013, the record date for the determination of shareholders to vote at the Regular Meeting of Shareholders, the registrant had 339,695,191 shares of common stock issued and outstanding. The holders of 306,436,344 shares of common stock were represented either in person or by proxy at the meeting, constituting a quorum.

The final results of the votes of the shareholders of the registrant are set forth below:

1.
Election of Directors. The following individuals were elected as Class 2 directors, each to serve two-year terms expiring at the registrant's 2015 Regular Meeting of Shareholders, based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Bradbury H. Anderson	273,197,098	5,489,516	332,219	27,417,511
Sanjay Khosla	274,191,733	4,452,511	374,589	27,417,511
Allen U. Lenzmeier	203,222,951	75,458,424	337,458	27,417,511
Hatim A. Tyabji	270,114,315	8,382,485	522,033	27,417,511

The following individuals were ratified as Class 1 directors, each to serve a term expiring at the registrant's 2014 Regular Meeting of Shareholders, based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Russell P. Fradin	274,308,714	4,061,884	648,235	27,417,511
Hubert Joly	273,951,910	4,622,806	444,117	27,417,511

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the registrant's independent registered public accounting firm for the fiscal year ending February 1, 2014, was ratified based upon the following votes:

For	Against	Abstain
302,937,577	2,992,112	506,655

3.
Advisory Vote on Executive Compensation. The proposal relating to the non-binding advisory vote to approve the executive compensation of the registrant was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
230,909,383	46,449,974	1,659,476	27,417,511

4.
Approval of an amendment to and restatement of our Amended and Restated By-laws. The amendment and restatement of our Amended and Restated By-laws to implement declassification of our Board of Directors, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Vote
277,233,918	1,344,117	440,798	27,417,511

For additional information regarding the registrant, see the registrant's Transition Report on Form 10-K for the fiscal year ended February 2, 2013 and Proxy Statement dated May 8, 2013. Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 8.01	Other Events

On June 20, 2013, the Board appointed Russell P. Fradin as Chair of the Compensation and Human Resources Committee to replace Ronald James, who retired from the Board effective following the Regular Meeting of Shareholders held on June 20, 2013. In addition, Mr. Fradin was appointed to the Board's Audit Committee to replace Allen U. Lenzmeier. Mr. Lenzmeier informed that Board that he would step down from the Audit Committee to remove any concerns shareholders may have regarding his service on that committee and reflect the Company's ongoing commitment to best practices in corporate governance. Mr. Lenzmeier will continue to serve on the Finance and Investment Policy Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	Best Buy Co., Inc. Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 21, 2013	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Senior Vice President, Controller and Chief Accounting Officer

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